Exhibit 10.2
SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND WAIVER
     THIS SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT AND WAIVER (this “Amendment and Waiver”), dated as of November 8, 2006, is by and among ROCKY BRANDS, INC. (formerly known as Rocky Shoes & Boots, Inc.), a corporation organized and existing under the laws of the State of Ohio (“Parent”), LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, EJ FOOTWEAR LLC, a limited liability company organized and existing under the laws of the State of Delaware, HM LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT LLC, a limited liability company organized and existing under the laws of the State of Delaware, GEORGIA BOOT PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware, DURANGO BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, NORTHLAKE BOOT COMPANY LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE CO. LLC, a limited liability company organized and existing under the laws of the State of Delaware, LEHIGH SAFETY SHOE PROPERTIES LLC, a limited liability company organized and existing under the laws of the State of Delaware (the foregoing entities and together with Parent, collectively, the “Loan Parties”, and each a “Loan Party”), the note purchasers that are now and hereafter at any time parties hereto and are listed in Annex A attached to the Note Purchase Agreement (as defined below) or any amendment or supplement thereto (each a “Purchaser” and collectively, the “Purchasers”), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., as administrative and collateral agent for the Purchasers (in such capacity “Agent”).
RECITALS
     WHEREAS, the Loan Parties, American Capital Strategies, Ltd. (the “Initial Purchaser”) and Agent are parties to a Note Purchase Agreement dated as of January 6, 2005 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Note Purchase Agreement”), pursuant to which the Loan Parties sold Senior Secured Term B Notes to the Initial Purchaser in the aggregate principal amount of $30,000,000.
     WHEREAS, the Initial Purchaser has sold or contributed certain of the Senior Term Notes to the current Purchasers.
     WHEREAS, as of the date hereof, the Loan Parties are entering into an Amendment No. 4 and Waiver to the GMAC Credit Agreement (the “Fourth Credit Agreement Amendment”), pursuant to which the Loan Parties will be provided with certain financial accommodations.
     WHEREAS, the Loan Parties have notified Agent and Purchasers that certain Events of Default have occurred which are continuing due to (a) the failure of the Loan Parties to comply with the provisions of Section 7.3(b) of the Note Purchase Agreement as a result of Total Leverage Ratio of Rocky on a Consolidated Basis for the four fiscal quarter accounting period ended September 30, 2006, being 3.89 to 1.00, which exceeds the required Total Leverage Ratio for such period of 3.80 to 1.00, (a) the failure of the Loan Parties to comply with the provisions of Section 7.3(c) of the Note Purchase Agreement as a result of EBITDA of Rocky on a Consolidated

Basis for the four fiscal quarter accounting period ended September 30, 2006, being $27,364,514, which is less than the required EBITDA for such period of $30,000,000 and (c) the failure of the Loan Parties to comply with the provisions of Section 7.3(d) of the Note Purchase Agreement as a result of the Senior Leverage Ratio of Rocky on a Consolidated Basis for the four fiscal quarter accounting period ended September 30, 2006, being 3.34 to 1.00, which exceeds the required Senior Leverage Ratio for such period of 3.30 to 1.00 (collectively, the “Designated Defaults”). The Loan Parties have requested Agent and Purchasers to waive the Designated Defaults, and Agent and Purchasers are willing to do so on the terms and conditions set forth herein.
     WHEREAS, the Loan Parties have also requested Agent and the Purchasers to reset certain of the financial covenants, and to amend certain other provisions of the Note Purchase Agreement, and Agent and the Purchasers are willing to do so on the terms and conditions set forth herein.
     NOW, THEREFORE, the parties hereto, in consideration of the promises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions. All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note Purchase Agreement.
     2. Amendments to Note Purchase Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Note Purchase Agreement is hereby amended as follows:
     (a) The last sentence of Section 3.1(a) of the Note Purchase Agreement is hereby amended and restated to read as follows:
“The Senior Term Notes shall bear interest on the outstanding principal thereof at a rate equal to the LIBOR Rate, as such rate may adjust from time to time, plus eight and one-half percent (8.5%).”
     (b) Section 7.3(a) of the Note Purchase Agreement is hereby amended and restated solely to the extent of the accounting periods commencing with the Four Quarters ending December 31, 2006 through and including the Four Quarters ending December 31, 2007 as follows:
     “(a) Fixed Charge Coverage. A minimum Fixed Charge Coverage Ratio as of the end of each period set forth below of not less than the respective ratio set forth below:

Fixed Charge
Period	Coverage Ratio
Four Quarters ending December 31, 2006	0.88 to 1.00
Four Quarters ending March 31, 2007	0.85 to 1.00
Four Quarters ending June 30, 2007	0.90 to 1.00
Four Quarters ending September 30, 2007	0.95 to 1.00
Four Quarters ending December 31, 2007	0.95 to 1.00

     (c) Section 7.3(b) of the Note Purchase Agreement is hereby amended and restated solely to the extent of the accounting periods commencing with the Four Quarters ending December 31, 2006 through and including the Four Quarters ending December 31, 2007 as follows:
(b) Total Leverage. A Total Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Total Leverage Ratio
Four Quarters ending December 31, 2006	4.25 to 1.00
Four Quarters ending March 31, 2007	4.25 to 1.00
Four Quarters ending June 30, 2007	4.20 to 1.00
Four Quarters ending September 30, 2007	4.10 to 1.00
Four Quarters ending December 31, 2007	4.00 to 1.00
     (d) Section 7.3(c) of the Note Purchase Agreement is hereby amended and restated solely to the extent of the accounting periods commencing with the Four Quarters ending December 31, 2006 through and including the Four Quarters ending December 31, 2007 as follows:
(c) Minimum EBITDA. EBITDA as of the end of each period set forth below in an amount not less than the respective amount set forth below:

Period	Minimum EBITDA
Four Quarters ending December 31, 2006	$25,500,000
Four Quarters ending March 31, 2007	$25,500,000
Four Quarters ending June 30, 2007	$25,500,000
Four Quarters ending September 30, 2007	$25,500,000
Four Quarters ending December 31, 2007	$25,800,000
     (e) Section 7.3(d) of the Note Purchase Agreement is hereby amended and restated solely to the extent of the accounting periods commencing with the Four Quarters ending December 31, 2006 through and including the Four Quarters ending December 31, 2007 as follows:
(d) Senior Leverage Ratio. A Senior Leverage Ratio as of the end of each period set forth below in a ratio not greater than the respective ratio set forth below:

Period	Senior Leverage Ratio
Four Quarters ending December 31, 2006	3.70 to 1.00
Four Quarters ending March 31, 2007	3.65 to 1.00
Four Quarters ending June 30, 2007	3.60 to 1.00
Four Quarters ending September 30, 2007	3.50 to 1.00
Four Quarters ending December 31, 2007	3.40 to 1.00
     3. Waiver of Designated Defaults. Subject to satisfaction of the conditions set forth in Section 4 below, Required Purchasers hereby waive the Designated Defaults.
     4. Conditions of Effectiveness. This Amendment and Waiver shall become effective upon satisfaction of the following conditions precedent, each of which shall be in form and substance reasonably satisfactory to Agent:
     (a) Agent shall have received six (6) copies of this Amendment and Waiver duly executed by the Loan Parties and Required Purchasers;
     (b) The Loan Parties shall have paid to Agent, for the ratable benefit of the Purchasers, a fee in the amount of $50,000, earned as of the date hereof and not subject to rebate, refund, proration and/or reduction for any reason and payable fully in cash;
     (c) Agent shall have received Secretary’s Certificates from each Loan Party authorizing the execution, delivery and performance of this Amendment and Waiver in form and substance acceptable to Agent;
     (d) Agent shall have received a true and correct duly executed copy of the Fourth Credit Agreement Amendment and related documents in form and substance reasonably satisfactory to Agent;
     (e) Agent and the GMAC Agent shall have entered into an amendment to the Intercreditor Agreement; and
     (f) Agent shall have received such other certificates, instruments, documents, and agreements as may be reasonably required by Agent or its counsel relating to the transactions contemplated in this Amendment and Waiver.
     5. Representations and Warranties. Each of the Loan Parties hereby represents and warrants as follows:
     (a) This Amendment and Waiver and the Note Purchase Agreement, as amended hereby, constitute legal, valid and binding obligations of each of the Loan Parties and are enforceable against each of the Loan Parties in accordance with their respective terms.
     (b) Upon the effectiveness of this Amendment and Waiver, each of the Loan Parties hereby reaffirms all covenants, representations and warranties made in the Note Purchase Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this

Amendment and Waiver, except for those representations and warranties made only as of the Closing Date or as of a particular date prior to the date hereof.
     (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment and Waiver.
     (d) None of the Loan Parties has any defense, counterclaim or offset with respect to the Note Purchase Agreement.
     6. Effect on the Note Purchase Agreement.
     (a) Upon the effectiveness of this Amendment and Waiver hereof, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Note Purchase Agreement as amended hereby.
     (b) Except as specifically amended herein, the Note Purchase Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
     (c) Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of Agent or Purchasers, nor constitute a waiver of any provision of the Note Purchase Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     7. Governing Law. This Amendment and Waiver shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to conflict of laws principles.
     8. Costs and Expenses. The Loan Parties agree to reimburse Agent and Purchasers for all fees and expenses incurred in the preparation, negotiation and execution of this Amendment and Waiver and the consummation of the transaction contemplated hereby, including without limitation, the reasonable fees and expenses of counsel.
     9. Headings. Section headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose.
     10. Counterparts; Facsimile. This Amendment and Waiver may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
* * *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Waiver as of the day and year first above written.
LOAN PARTIES:
ROCKY BRANDS, INC.
LIFESTYLE FOOTWEAR, INC.
EJ FOOTWEAR LLC
HM LEHIGH SAFETY SHOE CO. LLC
GEORGIA BOOT LLC
GEORGIA BOOT PROPERTIES LLC
DURANGO BOOT COMPANY LLC
NORTHLAKE BOOT COMPANY LLC
LEHIGH SAFETY SHOE CO. LLC
LEHIGH SAFETY SHOE PROPERTIES LLC

By:	/s/ James E. McDonald
	Name:	James E. McDonald
	Title:	Chief Financial Officer of each of the foregoing Loan Parties

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Kenneth E. Jones
	Name:	Kenneth E. Jones
	Title:	Vice President

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Kenneth E. Jones
	Name:	Kenneth E. Jones
	Title:	Vice President

[Signature Page No. 1 to Second Amendment and Waiver to Note Purchase Agreement]

ACAS BUSINESS LOAN TRUST 2004-1, a Delaware statutory trust By: AMERICAN CAPITAL STRATEGIES, LTD., as Servicer
By:	/s/ Kenneth E. Jones
	Name:	Kenneth E. Jones
	Title:	Vice President

ACAS BUSINESS LOAN TRUST 2005-1, a Delaware statutory trust AMERICAN CAPITAL STRATEGIES, LTD., as Servicer
By:	/s/ Kenneth E. Jones
	Name:	Kenneth E. Jones
	Title:	Vice President

[Signature Page No. 2 to Second Amendment and Waiver to Note Purchase Agreement]